Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-170717, No. 333-160994, No. 333-153151, No. 333-142202, No. 333-142199, No. 333-127223, No. 333-51418, No. 333-49392, No. 333-47667, No. 333-47665, No. 333-47194, No. 033-65932, No. 033-65930, No. 033-52387 and No. 033-28534) of AllianceBernstein Holding L.P. of our report dated February 10, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.  We also consent to the incorporation by reference of our report dated February 10, 2011 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
February 10, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-64886) and Form S-8 (No. 333-47192) of AllianceBernstein L.P. of our report dated February 10, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.  We also consent to the incorporation by reference of our report dated February 10, 2011 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
February 10, 2011